EX-23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and incorporation by reference in the Registration Statements on Form S-3 (No. 333-40714, 333-44294 and No. 333-48630) of our report dated February 11, 2000
(with  respect to Note K February  23,  2000,  with  respect to Note A March 15,
2000) included in the annual report on Form 10-KSB of Adatom.com, Inc. as of and for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


/s/ RICHARD A. EISNER & COMPANY, LLP
-----------------------------------
    Richard A. Eisner & Company, LLP


Florham Park, New Jersey
November 6, 2000